CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information, included in Post-Effective Amendment Number 71 to the Registration Statement (Form N-1A, No. 002-29502) of John Hancock Capital Series, and to the use of our report on the M.S.B. Fund, Inc. December 31, 2002 financial statements dated January 31, 2003, incorporated by reference therein.





                                                            /s/ERNST & YOUNG LLP
                                                            --------------------


Columbus, Ohio
February 27, 2004